AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 2006

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

STATION CASINOS, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA	7990	88-0136443
(State or other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

2411 WEST SAHARA AVENUE, LAS VEGAS, NV  89102

(702) 495-4242

(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

MR. GLENN C. CHRISTENSON, STATION CASINOS, INC.

2411 WEST SAHARA AVENUE, LAS VEGAS, NEVADA  89102

(702) 495-4242

(Address, Including Zip Code, and Telephone Number, Including Area Code, of agent for service)

COPY TO:

KENNETH J. BARONSKY, ESQ.
MILBANK, TWEED, HADLEY & MCCLOY LLP
601 S. FIGUEROA STREET, 30TH FLOOR,
LOS ANGELES, CA 90017
(213) 892-4000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.01, per share				$0
Preferred Stock, par value $0.01, per share				$0
Debt Securities				$0
Warrants				$0

(1)             An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay such fee subsequently in advance or on a pay-as-you-go basis.

STATION CASINOS, INC.
Common Stock
Preferred Stock
Debt Securities
Warrants

We may offer and sell from time to time common stock, preferred stock, debt securities and warrants. The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of our company. Our common stock is listed on the New York Stock Exchange and trades under the symbol “STN”.

We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material. In addition, this prospectus may be used to offer securities for the account of persons other than us.

We or any selling security holder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part, in a supplement to this prospectus, in other offering material related to the securities or may be set forth in one or more documents incorporated by reference in this prospectus.

None of the Securities and Exchange Commission, any state securities commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board or any other gaming regulatory authority or commission, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 12, 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or other offering material containing specific information about the terms of the securities we are offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be read at the SEC Internet site or at the SEC offices mentioned under “Where You Can Find More Information”.

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information appearing in this prospectus, any prospectus supplement, any other offering material or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement, any other offering material or any sale of a security. Our business, financial condition, results of operation and prospectus may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statement and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington D.C. located at 100 F Street, N.E., Washington D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our website at http://www.stationcasinos.com, however, that information is not a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement.

We incorporate by reference into this prospectus the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules):

1.     Annual Report on Form 10-K for the year ended December 31, 2005;

2.     Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006;

3.     Current Reports on Form 8-K filed on April 12, 2006 and May 25, 2006;

4.     Definitive Proxy Statement on Schedule 14A dated April 18, 2006; and

5.     All future filings with the SEC (as permitted other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules) under Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated.

This prospectus is part of a registration statement we have filed with the SEC on Form S-3 relating to the securities. As permitted by the SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its web site.

You may obtain a copy of these filings at no charge by writing or telephoning us at the following address:

ATTENTION:  INVESTOR RELATIONS
STATION CASINOS, INC.
2411 WEST SAHARA AVENUE
LAS VEGAS, NEVADA  89102
TEL: (702) 495-4242
OR HTTP://WWW.STATIONCASINOS.COM

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any other offering material and any documents we incorporate by reference may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this prospectus, any prospectus supplement, any other offering material and any documents we incorporate by reference are made pursuant to the Private Securities Litigation Reform Act. Words such as, but not limited to, “believe”, “expect”, anticipate”, “estimate”, “intend”, “plan”, “outlook”, “project”, “should”, “may”, “assume” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe our plans, intentions and expectations reflected or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations.

Forward-looking statements involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement, including, among other things, factors discussed in our filings with the Commission and the following:

•       competition from other gaming operations;

•       factors affecting our ability to complete acquisitions and dispositions of gaming properties;

•       leverage;

•       construction risks;

•       the inherent uncertainty and costs associated with litigation and governmental and regulatory investigations;

•       licensing and other regulatory risks;

•       our dependence on existing management;

•       domestic and global economic, credit and capital market conditions;

•       changes in federal or state tax laws or the administration of these laws;

•       expansion of gaming on Native American lands, including such lands in California and Michigan; and

•       the consequences of any future security alerts and/or terrorist attacks.

All forward-looking statements in this prospectus, any prospectus supplement, any other offering material and any documents incorporated by reference are made only as of the date of the documents in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We caution the reader that the factors described above may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the consolidated ratio of earnings to fixed charges for each of the periods shown.

	For the Quarter Ended March 31,		For the Years Ended December 31,
	2006		2005		2004		2003		2002		2001
Ratio of earnings to fixed charges(1)	2.37	x	3.08	x	2.07	x	1.61	x	1.44	x	1.17	x

(1)          For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and a portion of operating lease rental expense deemed to be representative of the interest factor.

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement or other offering material, we expect to use the net proceeds from the sale of securities for general corporate purposes, which may include reducing our outstanding indebtedness, increasing our working capital, acquisitions, capital expenditures and repurchases of shares of our common stock. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement or other offering material relating to such offering,  If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement or other offering material will describe the relevant terms of the debt to be repaid.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

•        shares of common stock;

•        shares of preferred stock;

•        debt securities, which may be senior, senior subordinated or subordinated; and

•        warrants exercisable for debt securities, common stock or preferred stock.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement or other offering material will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements or other offering material may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find More Information” and “Incorporation Of Certain Information By Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, or other offering material, relating to such offering.

DESCRIPTION OF COMMON STOCK

We are authorized to issue up to 135 million shares of our common stock, $0.01 par value per share, 80,328,927 shares of which were issued and 14,409,631 shares of which were held in treasury as of March 31, 2006. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of our common stock have no cumulative voting, conversion, redemption or preemptive rights or other rights to subscribe for additional shares other than pursuant to the Rights Plan described below. Subject to any preferences that may be granted to the holders of our preferred stock, each holder of common stock is entitled to receive ratably, such dividends as may be declared by our Board of Directors out of funds legally available therefore, as well as any distributions to the stockholders and, in the event of liquidation, dissolution or winding up of the Company, is entitled to share ratably in all of our assets that remain after payment of liabilities.

Subject to any preferences that may be granted to the holders of our preferred stock, each holder of common stock is entitled to receive ratably, such dividends as may be declared by our Board of Directors out of funds legally available therefore, as well as any distributions to the stockholders.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 5 million shares of our preferred stock, $0.01 par value per share of which none were issued as of March 31, 2006. The Board of Directors, without further action by the holders of our common stock, may issue shares of preferred stock in one or more series and may fix or alter the rights, preferences, privileges and restrictions, including the voting rights, redemption provisions (including sinking fund provisions), dividend rights, dividend rates, liquidation rates, liquidation preferences, conversion rights and the description and number of shares constituting any wholly unissued series of preferred stock. Except as described above, our Board of Directors, without further stockholder approval, may issue shares of preferred stock with rights that could adversely affect the rights of the holders of our common stock. The issuance of shares of preferred stock under certain circumstances could have the effect of delaying or preventing a change of control of the Company or other corporate action.

Our Board of Directors may, without further action of the stockholders, issue undesignated preferred stock in one or more classes or series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it. Any undesignated preferred stock issued by us may:

•       rank prior to our common stock as to dividend rights, liquidation preferences or both;

•       have full or limited voting rights; and

•       be convertible into shares of common stock or other securities.

We will describe in a prospectus supplement the specific terms of a particular series of preferred stock being offered. These terms may include some or all of the following:

•       the maximum number of shares in the series;

•       the designation of the series;

•       the number of shares we are offering;

•       any liquidation preference per share;

•       the initial offering price per share;

•       any voting rights of the series;

•       any dividend rights and the specific terms relating to these dividend rights, including the applicable dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends will be payable, the preference or relation which such dividends will bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends will be cumulative or non-cumulative;

•       our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•       whether the shares of such series will be redeemable and, if so, the times, prices and other terms and conditions of such redemption;

•       the relative ranking and the rights of the holders of shares of such series as to dividends and upon the liquidation, dissolution or winding up of our company;

•       whether or not the shares of such series will be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

•       whether or not the shares of such series shall be convertible into, or exchangeable for, (a) our debt securities, (b) shares of any other class or classes of stock of our company, or of any other series of the same or different class of stock, or (c) shares of any class or series of stock of any other corporation, and if so convertible or exchangeable, the price or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

•       while any shares or such series are outstanding, the limitations and restrictions, if any, upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by our company of, our common stock, or any other class or classes of stock of our company ranking junior to the shares of such series either as to dividends or upon liquidation;

•       the conditions or restrictions, if any, upon the creation of indebtedness of our company or upon the issue of any additional stock, including additional shares or such series or of any other series or of any other class, ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up;

•       restrictions on transfer, sale or other assignment, if any;

•       any other preference or provision relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof; and

•       our ability to modify the rights of holders otherwise than by a vote of a majority or more of the series outstanding.

DESCRIPTION OF DEBT SECURITIES

The debt securities we may offer pursuant to this prospectus could be senior, senior subordinated or subordinated debt of Station Casinos, Inc.

The debt securities will be issued under one or more indentures, each dated as of a date on or before the issuance of the debt securities to which it relates and in one of the forms filed as an exhibit to the registration statement (including amendments to such registration statement) of which this prospectus is a part, subject to any amendments or supplements to such indentures as we may adopt from time to time. Each indenture will be entered into between us, as obligor, a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939, and any of our subsidiaries which guarantee our obligations under the indenture.

The forms of indentures filed as exhibits to the registration statement of which this prospectus is a part include a form of senior indenture under which one or more series of senior debt securities may be issued, a form of senior subordinated indenture under which one or more series of senior subordinated debt securities may be issued, and a form of subordinated indenture under which one or more series of subordinated debt securities may be issued, subject to any amendments or supplements to such indentures as we may adopt from time to time, which forms are incorporated by reference into this prospectus. We use the term “indentures” to refer to the senior indenture, the senior subordinated indenture and the subordinated indenture and any other indentures we may file as exhibits to (or incorporate by reference in) the registration statement (including amendments to such registration statement) of which this prospectus is a part. You should read the indentures because they will control your rights as a holder of debt securities. The terms of the indenture will also be governed by the Trust Indenture Act. You should refer to the applicable indenture for more specific information.

In addition, we may issue additional unsecured 6% Senior Notes due 2012, 6 1/2% Senior Subordinated Notes due 2014, 6 7/8% Senior Subordinated Notes due 2016 and 6 5/8% Senior Subordinated Notes due 2018. The indentures governing the 6% notes, 6 1/2% notes, 6 7/8% notes and 6 5/8% notes have been previously filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus.

The forms of indentures are or will be filed as exhibits to the registration statement (including amendments to such registration statement) of which this prospectus forms a part. The statements and descriptions in this prospectus, in any prospectus supplement or in any other offering material regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

We use the term “trustee” to refer to the trustee or trustees under any of the indentures we may enter into.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with each other and with all of our other senior and unsubordinated debt. Unless otherwise specified in a prospectus supplement, the senior debt securities will effectively be subordinated to our secured indebtedness, including amounts we have borrowed under any secured or revolving term credit facility, such as our credit facility. The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to the senior indebtedness designated in such indenture or supplemental indenture, and will rank equally with our other senior subordinated indebtedness. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to all of our senior and senior subordinated indebtedness designated in such indenture or supplemental indenture. All these debt securities will be effectively subordinate and junior to the liabilities of our subsidiaries, except to the extent of any guarantees (and the ranking thereof) of such debt securities given by our subsidiaries.

The debt securities will represent our unsecured senior, senior subordinated or subordinated obligations and may be issued from time to time in one or more series. A prospectus supplement, or other offering material as applicable, relating to any series offered by Station Casinos will include specific terms relating to the offering,  These terms will include some or all of the following:

•       the title and classification of the debt securities;

•       any limit on the total principal amount of the debt securities;

•       the price or prices at which the debt securities will be issued;

•       the dates on which the debt securities will mature;

•       the interest rate or method for determining the rate of interest that the debt securities will bear and the date from which any interest will accrue;

•       the interest payment dates for the debt securities;

•       the applicable record date for such interest payment dates;

•       any mandatory or optional sinking fund or analogous provisions;

•       the place where we will pay, or the method of payment of principal, premium or interest on the debt securities;

•       any mandatory or optional redemption periods and prices;

•       the currency or currencies in which we will pay principal, premium or interest on the debt securities;

•       the portion of the principal amount of the debt securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof;

•       the manner in which we will determine the amounts of principal, premium or interest payments on the debt securities if these amounts may be determined be reference to an index or based on a formula;

•       if we have elected not to apply the defeasance section of the indenture to the debt securities;

•       the security registrar and the paying agent for the debt securities;

•       whether the debt securities will be issued in the form of one or more “global securities”, and if so, the depositary for that security or securities and information with respect to book-entry procedures;

•       any covenants of ours with respect to a series of debt securities; and

•       any other terms of the debt securities.

Unless otherwise indicated in the prospectus supplement, the debt securities will be issued in registered form, without coupons, and in denominations at $1,000 and any integral multiple of $1,000.

To the extent applicable, we will also describe any special provision for the payment of additional amounts with respect to the debt securities in a prospectus supplement or other offering material.

We may issue debt securities at a discount below their stated principal amount, creating original issue discount, or OID, for United States federal income tax purposes. Even if we do not issue the debt securities below their stated principal amount, the debt securities may be deemed to have been issued with OID for such purposes because of certain interest payment characteristics. We will describe in a prospectus supplement the material United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount and will describe the material United States federal income tax considerations that may be applicable to the particular debt securities.

Guarantees

Debt securities may be guaranteed by one or more of our subsidiaries, if so provided in the applicable prospectus supplement or other offering material. The prospectus supplement or other offering material will describe the terms of any guarantees, including, among other things, the ranking of the guarantee, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Mandatory Disposition Pursuant to Gaming Laws

The indentures provide that each holder and beneficial owner, by accepting any of the debt securities subject thereto, shall be deemed to have agreed that if the gaming authority of any jurisdiction of which we or any of our subsidiaries conducts or proposes to conduct gaming, requires that a person who is a holder or the beneficial owner of the debt securities (or an affiliate thereof) be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner (or an affiliate thereof), as the case may be, shall apply for a license, qualification or finding of suitability within the required time period. If such person fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable gaming authority) or is denied such license or qualification or is not found suitable, we shall have the right, at our option:

•       to require such person to dispose of its debt securities or beneficial interest therein within 30 days (or such earlier date as may be required by the applicable gaming authority) or receipt of notice or finding by such gaming authority; or

•       to redeem such debt securities at a redemption price equal to the least of (i) 100% of the principal amount thereof or the price at which such person acquired such debt securities, plus in either case accrued and unpaid interest, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of finding of unsuitability, which may be less than 30 days following the notice of redemption if so requested or prescribed by the applicable gaming authority or (ii) such lesser amount as may be required by any gaming authority.

Immediately upon a determination by a gaming authority that a holder or beneficial owner of debt securities (or affiliate thereof) will not be licensed, qualified or found suitable or is denied a license, qualification or finding of suitability, the holder or beneficial owner will not have any further rights with respect to the debt securities: (i) to exercise, directly or indirectly, through any person, any right conferred by the debt securities or (ii) receive any interest or any other distribution or payment with respect to the debt securities, or any remuneration in any form from us for services rendered or otherwise, except the redemption price of the debt securities.

We shall notify the trustee in writing of any such redemption as soon as practicable. We shall not be responsible for any costs or expenses any such holder may incur in connection with its application for a license, qualification or a finding of suitability.

If a record or a beneficial owner of a Note is required by any Gaming Authority to be found suitable, the owner shall apply for a finding of suitability within 30 days after the request of such Gaming Authority. The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability. If a holder or beneficial owner is required to be found suitable and is not found suitable by such Gaming Authority, (i) such owner shall, upon request of the Company, dispose of such owner’s Notes within 30 days or within that time prescribed by such Gaming Authority, whichever is earlier, or (ii) the Company may, at its option, redeem such owner’s Notes at the lesser of (a) the principal amount thereof or (b) the price at which the Notes were acquired by such owner, together with, in either case, accrued interest to the date of the finding of unsuitability by such Gaming Authority, or (c) such other amount required by such Gaming Authority.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock, preferred stock, and/or debt securities in one or more series. Warrants may be issued independently or together with any common stock, preferred stock, and/or debt securities offered by any prospectus supplement and may be attached to or separate from those securities. Each warrant will entitle the holder to purchase for cash a number of shares of common stock, preferred stock and/or the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Each series of warrants will be issued under separate warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

As of March 31, 2006, there were no warrants outstanding to purchase our securities.

The applicable prospectus supplement will describe the terms of the warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent possible:

•       the title and aggregate number of the warrants;

•       the offering price;

•       the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•       the number of shares of common stock or preferred stock purchasable upon the exercise of the warranty;

•       the exercise price or manner of determining the exercise price, the manner in which the exercise price may be paid, including the currency or currency units in which the price may be payable, and any minimum number of warrants exercisable at one time;

•       if warrants for purchase of debt securities are offered, the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased;

•       if warrants for the purchase of common stock or preferred stock are offered, the total number of shares that can be purchased if a holder of the warrants exercised them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•       the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

•       when the warrants become exercisable and the expiration date;

•       the terms of any right of ours to redeem or call the warrants;

•       the terms of any right of ours to accelerate the exercisability of the warrants;

•       where the warrant certificates may be transferred and exchanged;

•       whether the warrants are to be issued with common stock or debt securities and, if so, the number and terms of any such offered securities;

•       the date, if any, on and after which the warrants and the related shares of common stock of debt securities will be separately transferable;

•       United States federal income tax consequences applicable to the warrants; and

•       any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION, BYLAWS AND STATUTES

Restated Articles of Incorporation and Restated Bylaw Provisions

Our amended and restated articles of incorporation and restated bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage an unsolicited takeover of our company if our board of directors determines that such a takeover is not in the best interests of our company and stockholders. However, these provisions could have the effect of discouraging certain attempts to acquire us or remove incumbent management even if some or a majority of our stockholders deemed such an attempt to be in their best interests, including those attempts that might result in a premium over the market price for the shares of our common stock held by stockholders.

Our restated bylaws establish advance notice procedures with regard to stockholder proposals and the nomination, other than by or at the direction of the board of directors or a committee thereof, of candidates for election as directors. We may reject a stockholder proposal or nomination that is not made in accordance with such procedures.

Our amended and restated articles of incorporation provide for the board to be divided into three classes, as nearly equal in number as the then number of board members permit with the term of office of one class expiring each year. As a result, approximately one-third of the board will be elected each year. The classified board provision could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our stockholders. Our amended and restated articles of incorporation also provide that a director  may not be removed from office without cause unless by the vote of the holders of 66 2/3% or more of the outstanding shares of our common stock entitled to vote. Our restated bylaws provide that they may only be amended  by  the vote of the holders of 66 2/3% or more of the outstanding shares of our common stock entitled to vote.

Rights Plan

On October 6, 1997, we declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock. The dividend was paid on October 21, 1997. Each Right entitles the registered holder to purchase from us one one-hundredth of a share of Series A Preferred Stock, par value $0.01 per share (“Preferred Shares”) at a price of $40.00 per one one-hundredth of a Preferred Share, subject to adjustment. The Rights are not exercisable until the earlier of 10 days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of our outstanding common stock (“Acquiring Person”) or 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of our outstanding common stock.

The Rights will expire on October 21, 2007. Acquiring Persons do not have the same rights to receive common stock as other holders upon exercise of the Rights. Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one common share. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, the proper provisions will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter become void), will thereafter have the right to receive upon exercise that number of shares of common stock having a market value of two times the exercise price of the Right. In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon exercise thereof, that number of shares of common stock of the acquiring company, which at the time of such transaction will have a market value of two times the exercise price of the Right. Because of the characteristics of the Rights in connection with a person or group of affiliated or associated persons becoming an Acquiring Person, the Rights may have the effect of making an acquisition of the Company more difficult and may discourage such an acquisition.

Nevada Takeover Statutes

Nevada’s Combinations with Interested Stockholders Statutes and Acquisition of Controlling Interest Statutes may both have the effect of delaying or making it more difficult to effect a change in control of our company.

The Combinations with Interested Stockholders Statutes prevent an “interested stockholder” and a “resident domestic corporation” from entering into a “combination” unless certain conditions are met. A “resident domestic corporation” is a Nevada corporation that has 200 or more stockholders of record. A “combination” means any merger or consolidation with an “interested stockholder” or an affiliate or associate of an “interested stockholder” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, to or with an “interested stockholder” or affiliate or associate of an “interested stockholder”:

•       having an aggregate market value equal to 5% or more of the aggregate market value of all assets of the corporation;

•       having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding shares of the corporation; or

•       representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means (i) the beneficial owner of 10% or more of the voting shares of the corporation or (ii) an affiliate or associate of the corporation who at any time within 3 years immediately prior to the date in question was the beneficial owner of 10% or more of the voting shares of the corporation. A corporation may not engage in a “combination” within three years after the interested stockholder first acquired its shares unless the combination or the initial purchase of shares made by the interested stockholder was approved by the board of directors before the interested stockholder first became an interested stockholder. If this approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated (a) if the combination or the transaction in which the person became an interested stockholder was approved by the board of directors before the person became an interested stockholder, (b) if it is approved by a majority of the voting power held by disinterested stockholders, or (c) if the consideration to be paid by the interested stockholder for disinterested shares of common stock, is at least equal to the higher of:

•       the highest price per share of such stock paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which the person became an interested stockholder, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period; and

•       the market value per share of such stock on the date of the announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period.

Nevada’s Acquisition of Controlling Interest Statutes prohibit an acquiror of outstanding voting shares, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s disinterested stockholders. The provisions of  these statutes do not apply to any corporation whose articles of incorporation or bylaws in effect on the 10th day following the acquisition of a controlling interest by the acquiror provide that they do not apply to the corporation or to an acquisition by certain types of stockholders. The Acquisition of Controlling Interest Statutes specify three thresholds: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, and (iii) a majority or more, of the outstanding voting power in the election of directors. Once an acquiror crosses one of the above thresholds, those shares in the immediate offer or acquisition and those shares acquired within 90 days become “Control Shares” (as defined in the statute) and those Control Shares are deprived of the right to vote until disinterested stockholders restore the right. The Acquisition of Controlling Interest Statutes also provide that in the event Control Shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the Control Shares are entitled to demand payment for the fair value of their shares. Our board is required to notify such stockholders within 10 days after the vote of the stockholders that they have the right to receive the fair value of their shares in accordance with statutory procedures established generally for dissenter’s rights.

Listing

Our common stock is listed on the New York Stock Exchange and trades under the symbol “STN.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Wells Fargo Shareowner Services.

CERTAIN RESTRICTIONS ON OWNERSHIP AND
TRANSFER OF OUR SECURITIES UNDER GAMING REGULATIONS

We are subject to extensive governmental regulations that relate to our current or future gaming operations and that impose certain restrictions on the ownership and transfer of our securities. Ownership and transfer of our securities could be subject at any time to additional or more restrictive regulations, including regulations in applicable jurisdictions where there are no current restrictions on the ownership and transfer of our securities or in new jurisdictions where we may conduct our operations in the future. A detailed description of such regulations, including requirements under gaming laws of the jurisdictions in which we operate, can be found in the periodic reports we file with the SEC and is incorporated by reference into this prospectus. See “Information Incorporated By Reference.”

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus through agents, through underwriters or dealers or directly to one or more purchasers. We may also sell the securities through a combination of these methods.

Underwriters, dealers and agents that participate in the distribution of the securities offered pursuant to this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including underwriting discount, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

•       commercial and savings banks;

•       insurance companies;

•       pension funds;

•       investment companies; and

•       educational and charitable institutions.

The institutional purchaser’s obligations under the contract are subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

When we issue the securities offered by this prospectus, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their and/or our businesses.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of any securities issued hereunder will be passed upon for our company by Milbank, Tweed, Hadley and McCloy LLP, Los Angeles, California and Schreck Brignone, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of Station Casinos Inc. appearing in Station Casinos, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2005,  and Station Casinos, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, included therein, have been audited by Ernst & Young LLP,  independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by Station Casinos, Inc. in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$	*
Accounting fees and expenses	$	**
Legal fees and expenses	$	**
Blue Sky fees and expenses (including counsel fees)	$	**
Printing fees	$	**
Trustee fees and expenses	$	**
Miscellaneous fees and expenses	$	**
Total	$	**

*                    To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**             Estimated expenses are not presently known.

Item 15.                 Indemnification of Directors and Officers

Sections 7502 and 751 of Chapter 78 of the Nevada Revised Statutes and the Company’s Articles of Incorporation and Bylaws contain provisions for indemnification of officers and directors of the Company and in certain cases employees and other persons. The Bylaws require the Company to indemnify such persons to the full extent permitted by Nevada law. Each such person will be indemnified in any civil proceeding if such person is not liable pursuant to Nevada Revised Statutes Section 78.138 (for breach of fiduciary duties, which breach involved intentional misconduct, fraud or a knowing violation of law), or such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Company. Indemnification would generally cover expenses, including attorney’s fees, judgments, fines and amounts paid in settlement.

The Company’s Bylaws also provide that the Company’s Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company maintains directors’ and officers’ liability insurance.

The Company has entered into an indemnification agreement (each, an “Indemnification Agreement”) with each director and certain officers, employees and agents of the Company. Each Indemnification Agreement provides for, among other things: (i) indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim against any indemnified party (the “Indemnitee”) unless it is determined, as provided in the Indemnification Agreement, that indemnification is not permitted under applicable law and (ii) prompt advancement of expenses to any Indemnitee in connection with his or her defense against any claim upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such person is not entitled to indemnification.

Item 16.                 Exhibits

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
4.1	Amended and Restated Articles of Incorporation of the Registrant. (Incorporated herein by reference to Registration Statement No. 33-76156)
4.2	Restated Bylaws of the Registrant. (Incorporated herein by reference to Registration Statement No. 33-76156)
4.3	Indenture dated as of March 17, 2004 between the Registrant and Law Debenture Trust Company of New York as Trustee. (Incorporated herein by reference to Registration Statement No. 333-113986)
4.4	Form of 6% Senior Notes of the Registrant (March 2004 Issue). (Included in Exhibit 4.3 which is incorporated by reference to the Company’s Registration Statement No. 333-113986)
4.5

Indenture dated as of January 29, 2004 between the Registrant and Law Debenture Trust Company of New York as Trustee. (Incorporated herein by reference to the Company’s Annual Report on Form 10-K for the period ended December 31, 2003)

4.6

Form of 6 ½% Subordinated Notes of the Registrant (January 2004 Issue). (Included in Exhibit 4.5 which is incorporated herein by reference to the Company’s Annual Report on Form 10-K for the period ended December 31, 2003)

4.7

Indenture dated as of February 27, 2004 between the Registrant and Law Debenture Trust Company of New York as Trustee. (Incorporated herein by reference to the Company’s Annual Report on Form 10-K for the period ended December 31, 2003)

4.8

Form of 6 7/8% Subordinated Notes of the Registrant (February 2004 Issue). (Included in Exhibit 4.7 which is incorporated herein by reference to the Company’s Annual Report on Form 10-K for the period ended December 31, 2003)

4.9

Indenture dated as of March 13, 2006 between the Registrant and Law Debenture Trust Company of New York as Trustee. (Incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006)

4.10

Form of 6 5/8% Subordinated Notes of the Registrant. (Included in Exhibit 4.9 which is Incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006)

4.11*	Form of Senior Debt Indenture (including Form of Senior Debt Securities).
4.12*	Form of Senior Subordinated Debt Indenture (including Form of Senior Subordinated Debt Securities).
4.13*	Form of Subordinated Debt Indenture (including Form of Subordinated Debt Securities).
4.14**	Form of Warrant Agreement.
4.15**	Form of Warrant Certificate (included in Exhibit 4.14)
4.16	Specimen certificate for shares of common stock, $0.01 par value per share, of Station Casinos, Inc. (Incorporated herein by reference to Registration Statement No. 33-59300)
4.17**	Form of Certificate of Designation.
4.18**	Form of Preferred Stock Certificate.

5.1*	Opinion of Milbank, Tweed, Hadley & McCloy LLP.
5.2*	Opinion of Schreck Brignone.
12.1*	Calculation of Ratio of Earnings to Fixed Charges.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Milbank, Tweed, Hadley & McCloy LLP (included as Exhibit 5.1).
24.1*	Powers of Attorney (included on signature page to this registration statement).
25.1**	Form T-1 Statement of Eligibility of the Indenture Trustee.

*                    Filed herewith.

**             To be filed by post-effective amendment to the Registration Statement or  incorporated by reference as an exhibit to a current report on Form 8-K in the event of an offering of the specified securities.

Item 17.                 Undertakings

The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration           statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(8)   That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of June, 2006.

STATION CASINOS, INC.
By:	/s/ GLENN C. CHRISTENSON
	Name:	Glenn C. Christenson
	Title:	Executive Vice President,
Chief Financial Officer,
Chief Administrative Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frank J. Fertitta III, Glenn C. Christenson and Richard J. Haskins, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the Company to be filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorneys-in-fact and agents, and each of them, shall determine, such applications, statements, consents, and other documents, as may be necessary or expedient to register securities of the Company for sale, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf. This Registration Statement and Power of Attorney, pursuant to the requirement of the Securities Act of 1933, as amended, have been signed below by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ FRANK J. FERTITTA III	Chairman of the Board and Chief Executive	June 6, 2006
Frank J. Fertitta III	Officer (Principal Executive Officer)
/s/ LORENZO J. FERTITTA	President and Vice-Chairman of the Board	June 6, 2006
Lorenzo J. Fertitta
/s/ GLENN C. CHRISTENSON	Executive Vice President, Chief Financial Officer,	June 6, 2006
Glenn C. Christenson	Chief Administrative Officer and Treasurer (Principal Financial and Accounting Officer)
/s/ JAMES E. NAVE	Director	June 6, 2006
James E. Nave
/s/ LEE S. ISGUR	Director	June 6, 2006
Lee S. Isgur
/s/ ROBERT E. LEWIS	Director	June 6, 2006
Robert E. Lewis

EXHIBIT INDEX

Exhibit Number	Description
1.1**	Form of Underwriting Agreement.
4.1	Amended and Restated Articles of Incorporation of the Registrant. (Incorporated herein by reference to Registration Statement No. 33-76156)
4.2	Restated Bylaws of the Registrant. (Incorporated herein by reference to Registration Statement No. 33-76156)
4.3	Indenture dated as of March 17, 2004 between the Registrant and Law Debenture Trust Company of New York as Trustee. (Incorporated herein by reference to Registration Statement No. 333-113986)
4.4	Form of 6% Senior Notes of the Registrant (March 2004 Issue). (Included in Exhibit 4.3 which is incorporated by reference to the Company’s Registration Statement No. 333-113986)
4.5

Indenture dated as of January 29, 2004 between the Registrant and Law Debenture Trust Company of New York as Trustee. (Incorporated herein by reference to the Company’s Annual Report on Form 10-K for the period ended December 31, 2003)

4.6

Form of 6 1/2% Subordinated Notes of the Registrant (January 2004 Issue). (Included in Exhibit 4.5 which is incorporated herein by reference to the Company’s Annual Report on Form 10-K for the period ended December 31, 2003)

4.7

Indenture dated as of February 27, 2004 between the Registrant and Law Debenture Trust Company of New York as Trustee. (Incorporated herein by reference to the Company’s Annual Report on Form 10-K for the period ended December 31, 2003)

4.8

Form of 6 7/8% Subordinated Notes of the Registrant (February 2004 Issue). (Included in Exhibit 4.7 which is incorporated herein by reference to the Company’s Annual Report on Form 10-K for the period ended December 31, 2003)

4.9

Indenture dated as of March 13, 2006 between the Registrant and Law Debenture Trust Company of New York as Trustee. (Incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006)

4.10

Form of 6 5/8% Subordinated Notes of the Registrant. (Included in Exhibit 4.9 which is Incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006)

4.11*	Form of Senior Debt Indenture (including Form of Senior Debt Securities).
4.12*	Form of Senior Subordinated Debt Indenture (including Form of Senior Subordinated Debt Securities).
4.13*	Form of Subordinated Debt Indenture (including Form of Subordinated Debt Securities).
4.14**	Form of Warrant Agreement.
4.15**	Form of Warrant Certificate (included in Exhibit 4.14).
4.16	Specimen certificate for shares of common stock, $0.01 par value per share, of Station Casinos, Inc. (Incorporated by reference to Registration Statement No. 33-59300)
4.17**	Form of Certificate of Designation.
4.18**	Form of Preferred Stock Certificate.
5.1*	Opinion of Milbank, Tweed, Hadley & McCloy LLP.
5.2*	Opinion of Schreck Brignone.
12.1*	Calculation of Ratio of Earnings to Fixed Charges.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Milbank Tweed Hadley & McCloy LLP (included as Exhibit 5.1).
24.1*	Powers of Attorney (included on signature page to this registration statement).
25.1**	Form T-1 Statement of Eligibility of the Indenture Trustee.

*                    Filed herewith.

**             To be filed by post-effective amendment to the Registration Statement or  incorporated by reference as an exhibit to a current report on Form 8-K in the  event of an offering of the specified securities.